                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Caremark Rx, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               CAREMARK RX, INC.

                        3000 GALLERIA TOWER, SUITE 1000
                           BIRMINGHAM, ALABAMA 35244

                                 APRIL 18, 2001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD THURSDAY, MAY 31, 2001
                             ---------------------

The 2001 annual meeting of stockholders of Caremark Rx, Inc. will be held at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, on Thursday, May 31, 2001, at 9:00 a.m. Central Time, for the following purposes:

     1. Election of three directors, each to serve for a term of three years.

     2. Any other matters that properly come before the meeting.

Stockholders of record at the close of business on April 9, 2001 are entitled to vote at the meeting or any postponement or adjournment thereof.

PLEASE REVIEW THE VOTING OPTIONS ON THE ATTACHED PROXY CARD AND SUBMIT YOUR VOTE PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE TO DO SO, BUT ATTENDANCE AT THE ANNUAL MEETING DOES NOT ITSELF SERVE TO REVOKE YOUR PROXY.

                                           By Order of the Board of Directors,

                                           /s/Sara J. Finley
                                           Sara J. Finley
                                           Corporate Secretary

                               CAREMARK RX, INC.
                        3000 GALLERIA TOWER, SUITE 1000
                           BIRMINGHAM, ALABAMA 35244
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

This Proxy Statement contains information related to the annual meeting of stockholders of Caremark Rx, Inc. ("Caremark Rx" or the "Company") to be held on Thursday, May 31, 2001, beginning at 9:00 a.m. Central Time, at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, and at any postponements or adjournments thereof. This Proxy Statement is being mailed to the Company's stockholders on or about April 18, 2001.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, the Company's management will report on the performance of the Company during 2000 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

Only stockholders of record at the close of business on the record date, April 9, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

WHAT CONSTITUTES A QUORUM?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. A broker non-vote occurs when a brokerage firm or other nominee does not vote shares on a particular proposal because it does not have discretionary voting power on that item and has not received voting instructions from the beneficial owner of the shares. On April 9, 2001, there were 230,754,542 shares of common stock of the Company outstanding and entitled to vote at the meeting.

WHAT IS REQUIRED TO ELECT A DIRECTOR?

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of a director. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no effect on the election of directors.

HOW DO I VOTE?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder (that is, if you hold your stock in your own name) and attend the meeting, you may deliver your completed proxy card in person.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions included on your proxy card.

If your shares are held in "street name," you will need to contact your broker or other nominee to determine whether you may vote by telephone or electronically.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing, with the Corporate Secretary of the Company, either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended for your proxy if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

The Board recommends a vote FOR election of the nominated slate of directors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

                             ELECTION OF DIRECTORS

The Board of Directors is currently divided into three classes, each having a three-year term. The terms expire in successive years. After the 2000 annual meeting, the Board of Directors was composed of 12 members. The terms of the Company's Class I directors, Edwin M. Banks, Roger L. Headrick, Michael D. Martin, and Charles W. Newhall, will end at the 2001 annual meeting.

CLASS I DIRECTOR NOMINEES

The Board proposes the following slate of three Class I director nominees to stand for election at the 2001 annual meeting to hold office until the 2004 annual meeting and until his or her successor is elected and qualified. If this slate of nominees is approved by the stockholders, the Board of Directors will be composed of 11 members.

Edwin M. Banks, 38, has been a member of the Board of Directors since May 2000. Mr. Banks has served as Portfolio Manager for W.R. Huff Asset Management Company, a venture capital firm, since June 1988. He is also a director of e.spire Communications and Arch Communications Group.

Colleen Conway-Welch, 56, has been the Dean of the Vanderbilt University School of Nursing since 1984. Dr. Conway-Welch is a director of Quorum Health Care, Inc., which owns and operates acute care hospitals and local and regional healthcare systems; RehabCare Group, a provider of temporary healthcare staffing and physical rehabilitation program management; and Get Well Centers, LLC, which operates day care centers for sick children. Dr. Conway-Welch is also a founder/director of Pinnacle Bank in Nashville, Tennessee.

Roger L. Headrick, 64, has been a member of the Board of Directors since September 1996. He is Managing General Partner of HMCH Ventures, a private venture capital investment partnership. He is also President and Chief Executive Officer of New Biotics, Inc., a private research company developing drugs to treat human cancer and infectious disease. He was the President and Chief Executive Officer of the privately-held Minnesota Vikings Football Club from January 1991 until August 1998. Additionally, since June 1989,

Mr. Headrick has been President and Chief Executive Officer of ProtaTek International, Inc., a private bioprocess and biotechnology company that develops and manufactures animal vaccines. Prior to 1989, he was Executive Vice President and Chief Financial Officer of The Pillsbury Company, a food manufacturing and processing company. Mr. Headrick serves as a director and as Chairman of the Organization, Compensation and Governance Committee of Crompton Corporation.

                        OTHER MATTERS FOR CONSIDERATION

As of the date of this Proxy Statement, the Company knows of no business to be presented for consideration at the annual meeting other than the election of directors. If any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed forms returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                     GENERAL INFORMATION ABOUT THE COMPANY

                         DIRECTORS CONTINUING IN OFFICE

CLASS II DIRECTORS

The terms of the following Class II directors will expire at the 2002 annual meeting of the stockholders.

Edwin M. Crawford, 52, was named Chairman of the Board of Directors in December 1998. He has served as Chief Executive Officer and as a director of the Company since March 1998, and served as President of the Company from March 1998 until May 2000. From 1990 until March 1998, Mr. Crawford was with Magellan Health Services, Inc., a specialty managed healthcare company, where he served as Chairman of the Board, President and Chief Executive Officer from 1993 until March 1998, and as President and Chief Operating Officer from 1992 until 1993.

James H. Dickerson, Jr., 54, has been a member of the Board of Directors since February 1999. He has been President and Chief Operating Officer since May 2000. Mr. Dickerson joined the Company as Executive Vice President and Chief Financial Officer in May 1998. Prior to joining the Company, he was Senior Vice President and Chief Financial Officer of Aetna U.S. Healthcare, a healthcare benefits company, from March 1994 until January 1998.

Kristen E. Gibney, 52, has been a member of the Board of Directors since February 1999. From January 1994 until January 1997, she was the Corporate Vice President responsible for the prescription benefit management business of Caremark International Inc., which the Company acquired in September 1996.

Edward L. Hardin, Jr., 61, has been a member of the Board of Directors since May 2000. He has been Executive Vice President and General Counsel of the Company since June 1998. From September 1965 until June 1998, Mr. Hardin was engaged in the private practice of law in Birmingham, Alabama, where he was senior principal in the law firm of Hardin & Hawkins. Mr. Hardin is a member of the American Bar Association and the Alabama Bar Association. He has been selected as a member of the American Board of Trial Advocates and is a member of the Alabama Trial Lawyers Association, having served as its President in 1975-1976. Mr. Hardin received his law degree from the University of Alabama School of Law, where he served on the Editorial Board of the Law Review.

CLASS III DIRECTORS

The terms of the following Class III directors will expire at the 2003 annual meeting of the stockholders. In February 2001, Richard M. Scrushy resigned from the Board of Directors in order to focus on other ventures. The Board has elected C. David Brown, II to fill the vacancy created by Mr. Scrushy's resignation.

C. David Brown, II, 49, has been a member of the Board of Directors since March 2001. He was the Managing Partner of the Orlando office of Broad and Cassel, a Florida-based law firm, from 1989 until March 2000, when he became Chairman of the Firm. Mr. Brown also serves as General Counsel for the Greater Orlando Aviation Authority, which manages and governs Orlando International Airport; eminent domain counsel for the Orlando/Orange County Expressway Authority; and Vice Chairman of The Florida Transportation Commission. In addition, Mr. Brown serves as Chairman of the Aviation Committee, NTC Reuse Commission, as a member of the Committee of 100 for the Republican Party of Florida, and as a member of the Finance Chair -- Central Florida for the Jeb Bush for Governor campaign. Mr. Brown received his law degree from the University of Florida College of Law, and is a member of the Florida Bar Association. Between receipt of his undergraduate degree in 1973 and commencement of law school, Mr. Brown served as an officer in the United States Air Force.

Harris Diamond, 48, has been a member of the Board of Directors since May 2000. He has been Chief Executive Officer of BSMG Worldwide since October 1995 and Chairman of True North Diversified Companies since June 1999. Both BSMG Worldwide and True North Diversified Companies are subsidiaries of True North Communications, Inc., a global advertising and communications holding company. Mr. Diamond was Chief Operating Officer of BSMG Worldwide prior to his appointment as Chief Executive Officer. In March 2001, Mr. Diamond became a director of Beverly Healthcare, a subsidiary of Beverly Enterprises, Inc., which operates skilled nursing care facilities.

Ted H. McCourtney, 62, has been a member of the Board of Directors since August 1993. He was a general partner of Venrock Associates, a venture capital firm, from 1970 until June 2000. Mr. McCourtney is a member of the Board of Directors of NTL, Inc., Core Comm, Ltd. and Visual Networks, Inc.

C.A. Lance Piccolo, 60, has been Vice Chairman of the Board of Directors since September 1996. He has been the President and Chief Executive Officer of HealthPic Consultants, Inc., a private company, since September 1996. From August 1992 until September 1996, he was Chairman of the Board of Directors and Chief Executive Officer of Caremark International Inc. From 1987 until November 1992, Mr. Piccolo was an Executive Vice President of Baxter International, Inc., a healthcare company ("Baxter"), and from 1988 until November 1992, he served as a director of Baxter. Mr. Piccolo also serves as a director of Crompton Corporation and NovaMed Eyecare, Inc., and as a director for Physician Dynamics, Inc., a private company.

                               EXECUTIVE OFFICERS

Mr. Crawford serves as Chairman of the Board of Directors and also serves as an executive officer. Mr. Dickerson and Mr. Hardin, who are directors of the Company, also serve as executive officers. The following individuals are non-director executive officers of the Company.

John J. Arlotta, 51, has been President of the Company's Caremark Pharmaceutical Group, which includes the prescription benefit management and therapeutic services businesses, since May 1998. From September 1997 until May 1998, he was Chief Operating Officer of Caremark Pharmaceutical Group. Mr. Arlotta joined the Company in 1996 as president of the therapeutic services business. From April 1986 until November 1996, Mr. Arlotta owned a durable medical equipment and consumable supplies business. From January 1972 until April 1986, Mr. Arlotta was employed in a number of sales, marketing and general management positions by Baxter.

Charles C. Clark, 51, has been Executive Vice President of Corporate Strategies since May 1998. From January 1997, when he joined the Company, until May 1998, he was Senior Vice President and Chief Tax Officer. Prior to joining the Company, Mr. Clark was with KPMG Peat Marwick for 21 years, having served as Tax Partner in charge of the Birmingham, Alabama office and leader of tax services for the Health Care & Life Sciences practice in the Southeast. Mr. Clark is a Certified Public Accountant who holds memberships in the American Institute of Certified Public Accountants and the Alabama and Mississippi Societies of Certified Public Accountants.

Peter J. Clemens IV, 36, has been Senior Vice President of Finance and Treasurer of the Company since May 1998. From 1995 until May 1998, he was Vice President of Finance and Treasurer of the Company. From 1991 to 1995, Mr. Clemens served in Corporate Banking with Wachovia Bank of Georgia, N.A. Mr. Clemens was employed with AmSouth Bank, N.A. from 1987 to 1989. He received a Masters Degree in Business Administration from Vanderbilt University in 1991.

Sara J. Finley, 41, has been Senior Vice President, Assistant General Counsel and Corporate Secretary since August 1998. She joined the Company in November 1995 and previously served as Vice President -- Legal Services. She was Director of Legal Affairs at Flexel, Inc. in Atlanta from November 1993 until November 1995, a partner and associate at the Kutak Rock law firm in Atlanta from April 1987 until November 1993 and an associate with Maynard Cooper and Gale, P.C. in Birmingham, Alabama from October 1985 until April 1987. She is admitted to the Alabama State Bar and the State Bar of Georgia. Ms. Finley attended the University of Alabama (B.A., 1982) and Vanderbilt University School of Law (J.D., 1985).

Bradley S. Karro, 39, has been Executive Vice President of Corporate Development of the Company since October 1999. From May 1998 through September 1999, he served as the President and Chief Operating Officer -- California responsible for all physician practice management operations in that state. Mr. Karro has served as the President, Chief Executive Officer and a director of MedPartners Provider Network, Inc. ("MPN"), a wholly-owned subsidiary of the Company, since May 1999. Mr. Karro served as the Chief Operating Officer and as a director of MPN from July 1998 through March 1999. In March 1999, the Department of Corporations of the State of California appointed a conservator for MPN who, purportedly on behalf of MPN, filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. A plan of reorganization has been confirmed for MPN. From February 1996 through May 1998, Mr. Karro served as the President, Chief Executive Officer and director of Maternicare, Inc., a physician practice management company. Prior to Maternicare, he served for three years as the President, Chief Operating Officer and director of Beech Street Corporation, a national managed care company. He received his Honors Degree in Business Administration from the University of Western Ontario in 1984.

Kirk McConnell, 40, has been Executive Vice President and Chief Administrative Officer of the Company since June 2000. From September 1998 through June 2000, Mr. McConnell served as Senior Vice President of Human Resources for the Company, and from October 1997 through September 2000, he was Vice
President -- Employee Relations and Labor Counsel for the Company. From August 1994 through October 1997, Mr. McConnell served as Corporate Compliance Officer and Vice President -- Administration for Magellan Health Services, Inc., a specialty managed healthcare company. Mr. McConnell received his law degree from the University of Florida School of Law.

Howard A. McLure, 44, has been Executive Vice President and Chief Financial Officer since May 2000. Mr. McLure joined the Company as Senior Vice President and Chief Accounting Officer in June 1998. From 1995 to 1998, Mr. McLure was Senior Vice President and Controller at Magellan Health Services, Inc., a specialty managed healthcare company. Mr. McLure is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mark S. Weeks, 37, has been Senior Vice President of Finance and Controller of the Company since March 2000. From June 1994 until March 2000, Mr. Weeks was Vice President of Finance and Controller of the Company. From 1985 to 1994, Mr. Weeks was with Ernst & Young LLP, most recently as Senior Manager. Mr. Weeks is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table shows the amount of common stock of the Company beneficially owned by those persons known by the Company to be the beneficial owners of more than 5% of the Company's common stock. Except as indicated, all information is as of April 9, 2001.

                                                                  AGGREGATE          PERCENT OF
                                                               NUMBER OF SHARES        SHARES
NAME                                                          BENEFICIALLY OWNED   OUTSTANDING(1)
----                                                          ------------------   --------------
FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts 02109...............................     20,645,778(2)          8.97%
Massachusetts Financial Services Company
  500 Boylston Street
  Boston, Massachusetts 02116...............................     24,105,849(3)         10.47
Wellington Management Co. LLP
  75 State Street
  Boston, Massachusetts 02109...............................     11,798,690(4)          5.13

---------------

(1) Based on 230,754,542 shares outstanding on April 9, 2001.
(2) The following information is based on a Schedule 13G filed on February 14, 2001, by FMR Corp., which reports that at December 31, 2000, it had sole power to vote or direct the vote of 2,573,363 shares and sole power to dispose or direct the disposition of 20,645,778 shares. It reports no shared voting power or shared dispositive power over such shares.
(3) The following information is based on a Schedule 13G filed on February 12, 2001, by Massachusetts Financial Services Company, which reports that at December 31, 2000, it had sole power to vote or direct the vote of 20,356,509 shares and sole power to dispose or direct the disposition of 24,105,849 shares. It reports no shared voting power or shared dispositive power over such shares.
(4) The following information is based on a Schedule 13G filed on February 14, 2001, by Wellington Management Co. LLP, which reports that at December 31, 2000, it had shared power to vote or direct the vote of 7,261,360 shares and shared power to dispose or direct the disposition of 11,798,690 shares. It reports no sole voting power or sole dispositive power over such shares.

                         STOCK OWNERSHIP OF MANAGEMENT

The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by the Company's directors, director nominees and certain executive officers and the directors, director nominees and executive officers of the Company as a group. Except as otherwise indicated, all information is as of March 31, 2001 when there were 230,754,542 shares outstanding. Shares of the Company's common stock subject to options held by the directors and executive officers that are exercisable within 60 days of April 9, 2001, are deemed outstanding for the purpose of computing their beneficial ownership individually and as a group. The Chief Executive Officer and the four other most highly compensated executive officers as of December 31, 2000 are included in this table. These individuals may be referred to collectively in this Proxy Statement as the "Named Executive Officers."

                                                                               AGGREGATE
                                                                            NUMBER OF SHARES
                                                                              BENEFICIALLY     PERCENT OF SHARES
NAME                                            POSITION HELD                   OWNED(1)          OUTSTANDING
----                                            -------------               ----------------   -----------------
Edwin M. Crawford.................  Chief Executive Officer, Chairman of        6,397,250            2.77%
                                      the Board and Director
John J. Arlotta...................  President, Caremark Pharmaceutical            577,184             (2)
                                      Group
James H. Dickerson, Jr............  President, Chief Operating Officer and        377,774             (2)
                                      Director
Edward L. Hardin, Jr..............  Executive Vice President, General             535,370             (2)
                                      Counsel and Director
Bradley S. Karro..................  Executive Vice President of Corporate         158,095             (2)
                                      Development
Edwin M. Banks....................  Director                                       47,745             (2)
C. David Brown, II................  Director                                        8,500             (2)
Colleen Conway-Welch..............  Nominee for Director                               --              --
Harris Diamond....................  Director                                       25,250             (2)
Kristen E. Gibney.................  Director                                       60,250             (2)
Roger L. Headrick.................  Director                                      187,500             (2)
Michael D. Martin.................  Director                                      518,250             (2)
Ted H. McCourtney.................  Director                                      165,091             (2)
Charles W. Newhall................  Director                                      111,019             (2)
C.A. Lance Piccolo................  Director                                      757,291             (2)
All executive officers and
  directors as a group (21
  persons)........................  --                                         10,900,247            4.72%

---------------

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of the Company's directors and Named Executive Officers may disclaim beneficial ownership of certain shares included in the table, and certain of the shares included in the table represent options to purchase shares, described as follows:

    - Mr. Crawford -- includes options to purchase 6,347,250 shares;

    - Mr. Arlotta -- includes options to purchase 565,251 shares and 730 shares held by his son. Mr. Arlotta disclaims beneficial ownership of the shares held by his son;

    - Mr. Brown -- includes options to purchase 8,500 shares;

    - Mr. Dickerson -- includes options to purchase 352,774 shares;

    - Mr. Hardin -- includes options to purchase 456,250 shares, and includes 350 shares held by his son and 5,000 shares held by his spouse. Mr. Hardin disclaims beneficial ownership of the shares held by his son and his spouse;

    - Mr. Karro -- includes options to purchase 151,500 shares;

    - Mr. Banks -- includes options to purchase 25,250 shares;

    - Mr. Diamond -- includes options to purchase 25,250 shares;

    - Ms. Gibney -- includes options to purchase 50,250 shares;

    - Mr. Headrick -- includes options to purchase 150,250 shares and includes 1,250 shares held by his spouse. Mr. Headrick disclaims beneficial ownership of the shares held by his spouse;

    - Mr. Martin -- includes options to purchase 481,250 shares;

    - Mr. McCourtney -- includes options to purchase 110,250 shares;

    - Mr. Newhall -- includes options to purchase 110,250 shares and 144 shares held by members of his household. Mr. Newhall disclaims beneficial ownership of the shares held by members of his household; and

    - Mr. Piccolo -- includes options to purchase 575,250 shares.

(2) Less than one percent.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of filings with the Securities and Exchange Commission ("SEC") and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during fiscal year 2000 with the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, with the exception that Mr. Banks, Mr. Clark, Mr. Hardin and Mr. Weeks failed to timely file Forms 4 to report the surrender of their Threshold Appreciation Price Securities ("TAPS") which surrender resulted in the purchase of a corresponding number of shares of the Company's common stock, as provided for in the Purchase Contract Agreement pursuant to which the Company's TAPS were issued. These late filings resulted from administrative oversights at the Company, and the appropriate forms have been filed with the SEC.

In addition, Mr. Scrushy failed to timely file a Form 4 for August 2000 to report sales of the Company's common stock by five trusts created for the benefit of his children (the "Scrushy Trusts"), a Form 4 for September 2000 to report sales of the Company's common stock by the Scrushy Trusts, a Form 4 for October 2000 to report sales of the Company's common stock by the Scrushy Trusts, a Form 4 for November 2000 to report sales of the Company's common stock held directly by Mr. Scrushy and sales of the Company's common stock by The Richard M. Scrushy Charitable Foundation, Inc., and a Form 4 for December 2000 to report sales of the Company's common stock by the Scrushy Trusts. The appropriate forms have been filed with the SEC.

                         EXECUTIVE COMPENSATION SUMMARY

The following table sets forth information concerning total compensation earned or paid for services rendered to the Company during each of the last three fiscal years to the Named Executive Officers.

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                  ANNUAL COMPENSATION             -------------
                                         --------------------------------------     NUMBER OF      ALL OTHER
                                FISCAL                             OTHER ANNUAL   STOCK OPTIONS   COMPENSATION
NAME                             YEAR      SALARY       BONUS      COMPENSATION      GRANTED          (9)
----                            ------   ----------   ----------   ------------   -------------   ------------
Edwin M. Crawford.............   2000    $  980,769   $   -- (1)     $ 78,919(2)    3,875,000       $318,764
  Chairman of the Board          1999     1,000,008    2,000,000      298,096(3)      500,000        239,296
  and Chief Executive Officer    1998       788,466    3,000,000             (4)    6,501,000        232,781
John J. Arlotta...............   2000    $  500,000   $  500,000     $121,482(5)       75,000       $ 41,347
  President                      1999       436,058      500,000             (4)      300,000         69,016
  Caremark Pharmaceutical        1998       370,674      431,696             (4)      261,001         80,665
  Group
James H. Dickerson, Jr........   2000    $  523,077   $  400,000     $ 57,296(6)      345,931       $186,911
  President and Chief            1999       400,008      400,000             (4)      100,000        152,044
  Operating Officer              1998       250,005      500,000       68,995         401,000         33,356
Edward L. Hardin, Jr..........   2000    $  465,865   $  475,000             (4)           --       $199,718
  Executive Vice President       1999       450,000      450,000             (4)      175,000         84,375
  and General Counsel            1998       243,750      400,000             (4)      401,000        142,529
Bradley S. Karro..............   2000    $  285,864   $  221,250     $ 53,545(7)           --       $ 56,485
  Executive Vice President       1999       274,992      206,244      111,194(8)       50,000         51,412
  of Corporate Development       1998       168,873       68,750             (4)      151,000         40,370

---------------

(1) In March 2000, Mr. Crawford agreed to forego his cash bonus payable in 2000 and in each following year during the term of his employment agreement in exchange for a one-time grant of an option to purchase 3,875,000 shares of the Company's common stock. Please see "Chief Executive Officer Compensation" below.
(2) The other annual compensation shown for Mr. Crawford in 2000 includes $66,919 in value for personal use of a Company plane and a $12,000 car allowance.
(3) The other annual compensation shown for Mr. Crawford in 1999 included $166,155 for relocation expenses and $77,579 for taxable compensation for life insurance.
(4) Dollar value of perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the officer.
(5) The other annual compensation shown for Mr. Arlotta in 2000 includes $27,471 for the rental of an apartment for Mr. Arlotta's use in the Northbrook, Illinois area. In 2000, the Company issued revised W-2 forms to Mr. Arlotta for apartment rental paid in previous years -- $25,280 in 1999, $25,114 in 1998, and $5,647 in 1997. The Company reimbursed Mr. Arlotta $5,181, which he was required to pay in interest to the Internal Revenue Service. In addition, Mr. Arlotta received a gross-up payment of $53,088 for taxes related to the apartment rental in 1999, 1998 and 1997, and a gross-up payment of $24,941 for 2000. Mr. Arlotta also received a $10,800 car allowance.
(6) The other annual compensation shown for Mr. Dickerson in 2000 includes $45,296 in value for personal use of a Company plane and a $12,000 car allowance.
(7) The other annual compensation shown for Mr. Karro includes $44,545 paid for country club dues and a $9,000 car allowance.
(8) The other annual compensation shown for Mr. Karro in 1999 included $97,754 for relocation expenses.

(9) All other compensation for 2000 for the Named Executive Officers includes the following:

- Mr. Crawford -- $194,860 paid for a split dollar life insurance premium; $17,352 paid for term life insurance coverage; $41,392 in imputed income received for insurance premiums; $15,159 paid for a long-term disability policy; and $50,000 paid under the Executive Flexible Benefit Plan.

- Mr. Arlotta -- $8,520 paid for a split dollar life insurance premium; $2,727 in imputed income received for insurance premiums; $25,000 paid under the Executive Flexible Benefit Plan; and $5,100 paid as an employer match under the Company's 401(k) plan.

- Mr. Dickerson -- $64,546 in imputed income for loan interest forgiven; $71,388 paid for a split dollar life insurance premium; $977 in imputed income received for insurance premiums; and $50,000 paid under the Executive Flexible Benefit Plan.

- Mr. Hardin -- $141,029 paid for split dollar life insurance premiums; $3,589 in imputed income received for insurance premiums; $50,000 paid under the Executive Flexible Benefit Plan; and $5,100 paid as an employer match under the Company's 401(k) plan.

- Mr. Karro -- $26,142 paid for split dollar life insurance premiums; $243 in imputed income received for insurance premiums; $25,000 paid under the Executive Flexible Benefit Plan; and $5,100 paid as an employer match under the Company's 401(k) plan.

                             OPTION GRANTS FOR 2000

The following table sets forth information with respect to option grants to the Named Executive Officers during 2000 and the potential realizable value of such stock option grants. The potential realizable value is calculated based on the term of the option at the time of its grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price.

                           NUMBER OF
                           SECURITIES   PERCENT OF TOTAL
                           UNDERLYING   OPTIONS GRANTED    EXERCISE                POTENTIAL REALIZABLE VALUE
                            OPTIONS     TO EMPLOYEES IN     PRICE     EXPIRATION   ---------------------------
NAME                       GRANTED(1)     FISCAL YEAR      $/SHARE       DATE         5%($)          10%($)
----                       ----------   ----------------   --------   ----------   ------------   ------------
Edwin M. Crawford........  3,875,000         71.13%        $ 4.4600      3/8/10    $10,868,971    $27,543,854
John J. Arlotta..........     75,000          1.38%         12.1250    11/15/10        571,901      1,449,310
James H. Dickerson,
  Jr.....................    150,000          2.75%          4.1875     3/31/10        395,024      1,001,070
James H. Dickerson,
  Jr.....................    195,931          3.60%          6.4400     5/31/10        793,536      2,010,977

---------------

(1) Each of the options granted to Mr. Crawford, Mr. Arlotta and Mr. Dickerson were to vest over a two-year period, with 34% of the options vesting on the date of grant, 33% of the options vesting on the first anniversary of the date of grant, and the remaining 33% of the options vesting on the second anniversary of the date of grant. However, each of the options contained the following accelerated vesting feature: If during the first year anniversary after the option grant date, the stock price of the Company's common stock closes at or above $12.00 for any twenty out of thirty consecutive trading days, the 33% of the options due to vest on the first anniversary of the option grant date will vest immediately at the end of such 20th day; and, if during the second year anniversary after the option grant date, the stock price of the Company's common stock closes at or above $18.00 for any twenty out of thirty consecutive trading days, the 33% of the options due to vest on the second anniversary of the option grant date will vest immediately at the end of such 20th day. Each of the options described above vested 34% on the date of grant and an additional 33% on January 29, 2001, when the stock price of the Company's common stock closed at or above $12.00 for twenty out of thirty consecutive trading days.

                    AGGREGATED OPTIONS EXERCISED DURING 2000
                           AND YEAR-END OPTION VALUES

                              OPTION EXERCISES
                                DURING 2000             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                          ------------------------     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            SHARES                       OPTIONS AT YEAR-END             AT YEAR-END(1)
                           ACQUIRED       VALUE      ---------------------------   ---------------------------
NAME                      ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   ----------   -----------   -------------   -----------   -------------
Edwin M. Crawford.......         --             --    5,068,500      2,557,500     $49,581,231    $23,279,643
John J. Arlotta.........         --             --      503,501        152,500       4,560,603        941,530
James H. Dickerson,
  Jr....................    380,000(2)  $3,230,000      205,617        261,314       1,797,542      2,158,538
Edward L. Hardin, Jr....    125,000(3)   1,062,500      421,250         59,750       3,901,094        516,655
Bradley S. Karro........     50,000(4)     425,000      134,500         16,500       1,326,563        140,250

---------------

(1) In accordance with SEC rules, values are calculated by subtracting the exercise price of the stock option from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $13.5625, the closing price of the Company's common stock as reported on the New York Stock Exchange on December 29, 2000, the last trading day of fiscal year 2000.
(2) On November 8, 2000, Mr. Dickerson exercised an option for 380,000 shares with an exercise price of $3.25, and sold the shares for $11.75.
(3) On November 8, 2000, Mr. Hardin exercised an option for 125,000 shares with an exercise price of $3.25, and sold the shares for $11.75.
(4) On November 8, 2000 Mr. Karro exercised an option for 50,000 shares with an exercise price of $3.25, and sold the shares for $11.75.

                  THE BOARD OF DIRECTORS AND BOARD COMMITTEES

DIRECTOR COMPENSATION

Directors who are employees of the Company are not compensated for their additional services as directors. Each non-employee director receives $3,000 for each Board meeting attended in person, and $1,000 for each Board meeting attended by telephone. Board members who serve on the Audit, Compensation, and Finance Committees receive $1,000 for each committee meeting attended in person. Non-employee directors also receive an annual stock option grant for 25,000 shares of the Company's common stock.

BOARD AND COMMITTEE MEETING ATTENDANCE

The Board of Directors met in person or by telephone 8 times during 2000. Each director attended more than 75% of the total number of meetings of the Board and Board committees on which he or she served, with the exception of Mr. Headrick, who attended 5 of 8 Board meetings; John S. McDonald, who attended 3 of 5 Board meetings during his tenure as a director which ended in May 2000; Mr. Banks, who did not attend the sole Finance Committee meeting; and Mr. Scrushy, who attended 1 of 2 Compensation Committee meetings and did not attend the sole Strategic Planning Committee meeting.

BOARD COMMITTEES

The Board of Directors has established the Audit, Compensation, Finance and Nominating Committees. All committees except the Finance Committee are staffed by non-employee directors. The Board of Directors terminated the Strategic Planning Committee in May 2000.

Audit Committee. Mr. Headrick is the Chairman of the Audit Committee, and Ms. Gibney, Mr. Martin and Mr. McCourtney serve as members. The Audit Committee met 6 times in 2000. Its duties include:

     - Making recommendations to the Board of Directors with respect to the Company's financial statements and the appointment of independent auditors;

     - Reviewing significant audit and accounting policies and practices;

     - Meeting with the Company's independent accountants on matters such as the scope of audits and reports; and

     - Reviewing the performance of overall accounting and financial controls of the Company.

Compensation Committee. Mr. Newhall is the Chairman of the Compensation Committee, and Mr. Diamond serves as a member. The Compensation Committee met 7 times in 2000. Its duties include:

     - Recommending compensation and benefit programs for the Company to the Board of Directors;

     - Administering the Company's stock option plans;

     - Reviewing the performance of the officers of the Company;

     - Setting executive compensation levels; and

     - Reporting to the stockholders about executive compensation.

Finance Committee. The Finance Committee was formed in May 2000. Mr. Piccolo is the Chairman, and Mr. Banks and Mr. Dickerson serve as members. The Finance Committee met once in 2000. Its duties include:

     - Advising the Board of Directors on the financial policies and procedures of the Company;

     - Reviewing the credit facilities of the Company and financing alternatives for the Company; and

     - Evaluating strategic business development opportunities.

Nominating Committee. The Nominating Committee was formed in February 2001. Mr. Piccolo is the Chairman, and Mr. Banks and Mr. Diamond serve as members. The duty of the Nominating Committee is to select a slate of nominees for the Board of Directors to be voted on at the 2001 annual meeting. The Nominating Committee nominated Mr. Banks for reelection as a Class I Board member, and Mr. Banks recused himself from consideration of his nomination. The Nominating Committee may consider stockholder nominees for the Board of Directors if submitted in accordance with the Company's bylaws. See "Additional Information -- Making Proposals for the 2002 Annual Meeting" below.

         THE COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee determines each executive officer's compensation, subject to the approval of the Board of Directors. The Compensation Committee makes recommendations to the Board of Directors about appropriate levels of compensation for specific individuals and compensation and benefit programs for the Company as a whole. These recommendations are based on several factors, including:

     - Enabling the Company to compete effectively for the services of qualified officers and key employees;

     - Giving such officers and employees appropriate incentives to pursue the maximization of long-term stockholder value; and

     - Recognizing the success of such officers and employees in achieving both qualitative and quantitative goals for the benefit of the Company and its stockholders.

COMPENSATION PHILOSOPHY

The Company's executive compensation program is structured and administered to support the Company's business mission. That mission focuses on the efficient and effective delivery of prescription benefit management and therapeutic pharmaceutical services generating favorable returns for its stockholders in the process. The basic principles of the philosophy are designed to provide three types of compensation:

     - Base salaries that represent competitive compensation for the Company's executive officers;

     - Cash incentive compensation, or bonuses; and

     - Equity-based incentive components.

Base Salary. Each executive officer's annual base salary, including the base salary of the Chief Executive Officer, is based primarily upon the competitive market for the executive officer's services. It is the Compensation Committee's goal that the Company pay market-level compensation for market-level performance. The Compensation Committee therefore considers the levels of compensation paid by other companies in determining appropriate levels of compensation for the Company's executives. Base salary decisions, however, are not targeted to specific levels of compensation paid by other companies.

The Compensation Committee also evaluates certain qualitative factors relating to the executive officer's performance during the preceding year, including:

     - Experience;

     - Responsibilities assumed;

     - Demonstrated leadership ability;

     - Overall effectiveness;

     - The level of an executive's compensation in relation to other executives in the Company with the same, more or less responsibilities; and

     - The performances of the executive's division or group in relation to established operating budgets.

Compensation arrangements for executive officers are often set forth in employment contracts with specified terms, which are reviewed and approved by the Compensation Committee.

Incentive Compensation. In addition to base salary, the Compensation Committee recommends annual cash bonuses for executives of the Company, based upon the performance of the Company and the success of each executive in meeting qualitative and quantitative performance goals on an annual basis. In general, individual annual cash incentive bonuses for executives are established pursuant to the Company's Management Incentive Compensation Plan. Nevertheless, the individual bonuses are subject to approval and modification by the Compensation Committee and such executive's superiors on a basis that takes into account each executive's success in achieving standards of performance. These standards may or may not be quantitative. In addition to the annual bonus review, the Compensation Committee also believes that exceptional performance by an executive related to specific projects or goals set by the Board of Directors and senior management should be rewarded with special cash bonuses that are awarded from time to time, as circumstances indicate.

Stock Options. The Company uses stock option award grants as a tool to encourage its executives to work to meet the Company's operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to the Company's success in enhancing its market value over time, the Compensation Committee feels that such grants align the interests of management and stockholders. Under the Company's various stock option plans, specific grants are determined by taking into account:

     - An executive's current responsibilities;

     - His or her historical performance;

     - The desirability of his or her long-term services; and

     - His or her perceived contributions to the Company's operations and growth.

Stock option award grants are also used to provide an incentive to newly promoted officers at the time that they are asked to assume greater responsibilities. In determining whether to make a grant, the Compensation Committee considers prior grants of stock options and shares of the Company's common stock currently held, as well as the recipient's success in meeting operational goals and level of responsibility. However, no fixed formula is used to determine particular grants. The Compensation Committee believes that the opportunity to acquire a significant equity interest in the Company is a strong motivation for the Company's executives to pursue the long-term interests of the Company and its stockholders, and promotes longevity and retention of key executives.

              EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Mr. Arlotta. Mr. Arlotta's employment agreement, which became effective on January 1, 2000, provides that he will serve as President and Chief Operating Officer of Caremark Pharmaceutical Group on an "at-will" basis. The agreement provides for an annual base salary of $500,000, subject to periodic review and adjustment. In addition, Mr. Arlotta is eligible to receive an annual performance bonus, with a stated target of up to 100% of his base salary, at the discretion of the Chief Executive Officer and subject to periodic review and adjustment.

Mr. Dickerson. Mr. Dickerson's employment agreement, which became effective on May 1, 2000, provides that he will serve as President and Chief Operating Officer of the Company for a three-year term. The agreement provides for an annual base salary of $600,000, subject to periodic review by the Board of Directors or a committee of the Board. Mr. Dickerson received a salary advance of $600,000, which will be forgiven by the Company if Mr. Dickerson remains employed until May 1, 2002. If Mr. Dickerson voluntarily terminates his employment with the Company prior to that date, other than for good reason, he must repay 1/24th of the advance for each full calendar month such termination precedes May 1, 2002. As an inducement to enter into the agreement, Mr. Dickerson received a non-qualified option to purchase 150,000 shares of common stock at an exercise price of $4.1875 per share. Mr. Dickerson is eligible to receive an annual bonus of up to 100% of his annual base salary, based on his performance, at the discretion of the Chief Executive Officer. His incentive compensation is subject to periodic review and adjustment by the Board or a committee of the Board. Mr. Dickerson, however, exercised an option under his employment agreement to waive one-third of his annual bonus throughout the term of the agreement in exchange for a one-time grant of an option to purchase 195,931 shares of common stock at an exercise price of $6.44 per share, which represents 115% of the 50-day average price of the Company's common stock during the period preceding execution of the agreement.

Mr. Hardin. Mr. Hardin's employment agreement, which became effective on June 16, 1998, provides that he will serve as Executive Vice President and General Counsel of the Company until June 16, 2001. The term will be automatically extended for an additional year on each anniversary unless the Company gives Mr. Hardin written notice of non-extension at least 30 days prior to such anniversary. The agreement provides for an annual base salary of $450,000, subject to periodic review by the Board of Directors or a committee of the Board, but in no event will Mr. Hardin's salary be reduced below $450,000 in any calendar year during the term. As an inducement to enter into the agreement, Mr. Hardin received a non-qualified option to purchase 400,000 shares of common stock. Mr. Hardin was eligible to receive a bonus of up to $400,000 for services rendered during 1998, at the discretion of the Chief Executive Officer. Mr. Hardin's employment agreement was amended on March 8, 2000 to eliminate ambiguity as to his incentive compensation arrangement, and to confirm that he is eligible to receive, in years subsequent to 1998, a bonus of up to 100% of his base salary, based on his performance, at the discretion of the Chief Executive Officer.

Mr. Karro. Mr. Karro's employment agreement, which became effective on June 1, 2000, provides that he will serve as Executive Vice President of Corporate Development on an "at will" basis. The agreement provides for an annual base salary of $295,000, subject to periodic review and adjustment. In addition, Mr. Karro is eligible to receive an annual performance bonus, with a stated target of up to 75% of his base salary, at the discretion of the Chief Executive Officer, and subject to periodic review and adjustment.

Each of Mr. Arlotta, Mr. Dickerson, Mr. Hardin and Mr. Karro is also eligible for other benefits customary for employees and officers. The employment agreements between the Company and each of Mr. Arlotta, Mr. Dickerson and Mr. Hardin entitle each officer to certain "gross up" payments related to any excise tax which may be imposed by Section 4999 of the Internal Revenue Code. Each of the agreements also contains provisions regarding pay and benefits upon certain termination events which are normally found in executive employment agreements, as well as customary noncompete and nondisclosure provisions. The chart below describes the various provisions for each officer depending on the reason for termination. The terms "Cause,"

"Change in Control," "Disability," "Good Reason," and "Gross-Up Payment" are all used as defined in the respective employment agreements.

                                                    TERMINATION DUE
                            TERMINATION FOR            TO DEATH,          TERMINATION WITHOUT
                            CAUSE OR WITHOUT         DISABILITY, OR          CAUSE OR WITH        TERMINATION DUE TO A
NAMED EXECUTIVE OFFICER       GOOD REASON              RETIREMENT             GOOD REASON          CHANGE IN CONTROL
-----------------------  ----------------------  ----------------------  ----------------------  ----------------------
Mr. Arlotta............  Salary through the      Salary and accrued      Continued payment of    If successor employer
                         termination date;       bonus through the       salary and bonus for    does not confirm
                         certain benefits and    termination date;       three years; continued  assumption of
                         payments under          certain benefits and    benefits for three      agreement, salary and
                         applicable benefit      payments under          years; immediate        bonus for three years
                         plans and policies;     applicable benefit      vesting of all stock    in a lump sum;
                         all other rights under  plans and policies.     options.                continued benefits for
                         the agreement                                                           three years.
                         terminated.
Mr. Dickerson..........  Salary and accrued      Salary for the          Salary for the          If successor employer
                         bonus through the       remainder of the term   remainder of the term   does not confirm
                         termination date;       and accrued bonus       and accrued bonus       assumption of
                         certain benefits and    through termination     through termination     agreement, salary for
                         payments under          date in a lump sum,     date in a lump sum;     the remainder of the
                         applicable benefit      but no provision if     continued benefits for  term and accrued bonus
                         plans and policies;     Mr. Dickerson           the remainder of the    through termination
                         all other rights under  voluntarily retires.    term.                   date in a lump sum;
                         the agreement                                                           continued benefits for
                         terminated.                                                             the remainder of the
                                                                                                 term; a gross-up
                                                                                                 payment for excise
                                                                                                 tax.
Mr. Hardin.............  Salary and accrued      Salary for the          Salary for the          If successor employer
                         bonus through the       remainder of the term   remainder of the term   does not confirm
                         termination date;       and accrued bonus       and accrued bonus       assumption of
                         certain benefits and    through the             through the             agreement, salary for
                         payments under          termination date in a   termination date in a   the remainder of the
                         applicable benefit      lump sum.               lump sum; continued     term and accrued bonus
                         plans and policies;                             benefits for the        through the
                         all other rights under                          remainder of the term.  termination date in a
                         the agreement                                                           lump sum; continued
                         terminated.                                                             benefits for the
                                                                                                 remainder of the term;
                                                                                                 a gross-up payment for
                                                                                                 excise tax.
Mr. Karro..............  Salary through the      Salary through the      Salary and bonus for    If successor employer
                         termination date;       termination date;       one year in a lump      does not confirm
                         certain benefits and    certain benefits and    sum; continued          assumption of
                         payments under          payments under          benefits for one year.  agreement, salary and
                         applicable benefit      applicable benefit      No provision for "Good  bonus for two years in
                         plans and policies;     plans and policies;     Reason" termination.    a lump sum; continued
                         all other rights under  all other rights under                          benefits for two
                         the agreement           the agreement                                   years.
                         terminated.             terminated.

The employment agreement between the Company and Mr. Crawford is described below in "Chief Executive Officer Compensation."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Throughout 2000, the Compensation Committee was composed entirely of non-employee directors. Prior to his resignation from the Board in May 2000, Mr. McDonald served on the Compensation Committee. See "Certain Relationships and Related Transactions."

INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Code generally disallows a tax deduction to publicly-held corporations for compensation in excess of $1,000,000 in any taxable year that is paid to a corporation's chief executive officer or to the four most highly compensated executive officers. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of Section 162(m) of the Code.

Various criteria must be satisfied to meet the "performance based" standard including, among others, requirements to determine whether members of the Compensation Committee are "outside" directors and limitations regarding the maximum number of shares subject to options that can be awarded under any option plan to an executive during a specified time.

The Compensation Committee of the Board of Directors has decided, in certain cases, to award compensation that does not meet the requirements for deductibility under Section 162(m). The Compensation Committee believes it is sometimes necessary to award compensation based on performance and competitive factors rather than tax or legislative policy. A portion of the compensation awarded to certain Named Executive Officers in 2000 does not meet the deductibility requirements of Section 162(m). The Board and the Compensation Committee reserve the authority to award non-deductible compensation in circumstances they deem appropriate.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Crawford's employment agreement provides that he will be employed as the Company's President and Chief Executive Officer for a five-year term beginning March 18, 1998. The term will be automatically extended for an additional year on each anniversary unless the Company gives Mr. Crawford written notice of non-extension at least 30 days prior to March 18. The agreement provides for an annual base salary of not less than $1,000,000, subject to increase at the discretion of the Compensation Committee; provided that if Mr. Crawford's salary is increased, such salary will not thereafter be decreased. In November 2000, the Compensation Committee approved an increase of Mr. Crawford's annual base salary of $300,000, which became effective on January 1, 2001. The agreement, prior to the March 2000 amendment discussed below, also entitled Mr. Crawford to receive an annual cash incentive bonus of up to two times his annual base salary, subject to increase at the discretion of the Board of Directors. The payment of this bonus was dependent upon the Company's achievement of certain target performance goals for each year.

As an inducement to join the Company, Mr. Crawford received a sign-on bonus of $1,000,000. Mr. Crawford also received a non-qualified option to purchase 3,250,000 shares of common stock at $10 per share. In order to provide additional incentive to Mr. Crawford and to assist in retention of his management talents and expertise, this option grant was cancelled and regranted at a price of $3.25 per share in August 1998 pursuant to an amendment to his employment agreement. On March 18, 1998, 1,250,000 of Mr. Crawford's options vested, and the remaining options vested upon the completion of the sale of the Company's contract services business on March 12, 1999.

As discussed above in "Compensation Philosophy," the Compensation Committee has determined that equity-based incentive compensation will motivate the Company's executive officers to achieve strategic business objectives over the long-term, thereby aligning the interests of the Company's executives with those of the stockholders. In light of that philosophy, Mr. Crawford received 500,000 stock options when the Company's 1998 target performance goals were met.

In March 2000, the Company amended Mr. Crawford's employment agreement to provide that Mr. Crawford would forego his cash bonus payable in 2000 and in each following year during the term of his employment agreement in exchange for a one-time grant of an option to purchase 3,875,000 shares of the Company's common stock at an exercise price equal to 115% of the closing price of the Company's common stock on March 8, 2000, the date of grant. Thirty-four percent of the option was immediately vested, and an additional 33% vested on January 29, 2001, when the price of the Company's common stock closed at or above $12.00 for twenty out of thirty consecutive trading days, as provided under the applicable stock option plan. The remainder will vest on the second anniversary of the option.

Mr. Crawford is eligible for other benefits customarily found in executive employment agreements, and is subject to customary noncompete and nondisclosure provisions. His employment agreement also contains provisions regarding pay and benefits upon certain termination events. If the agreement is terminated for Cause or without Good Reason, as defined in the agreement, Mr. Crawford will receive payment of any previously unpaid base salary through the date of termination, and payment of all amounts due under the terms of the Company's employee retirement, benefit and welfare plans at the time of termination. If

Mr. Crawford is terminated for any reason other than Cause or if he terminates for Good Reason, he is entitled to a lump-sum payment equal to his then-current base salary and bonus for the longer of the remainder of the agreement or three years; payment of amounts due to him under the terms of the Company's employee retirement, benefit, and welfare plans at the time of such termination; and immediate vesting of all stock options. In the case of disability, Mr. Crawford will receive payment of any previously unpaid base salary through the date of termination, payment of all amounts due under the terms of the Company's employee retirement, benefit and welfare plans at the time of disability, and immediate vesting of all stock options. In the case of death, Mr. Crawford's estate is entitled to a lump-sum payment equal to his base salary and bonus for the longer of the remainder of the agreement or three years, and immediate vesting of all stock options. In addition, Mr. Crawford is entitled to certain "gross up" payments related to any excise tax which may be imposed by Section 4999 of the Internal Revenue Code.

                                          COMPENSATION COMMITTEE

                                          Charles W. Newhall III, Chairman
                                          Harris Diamond

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

On November 29, 2000, the Audit Committee of the Board of Directors approved the dismissal of Ernst & Young LLP ("E&Y") and the engagement of Arthur Andersen LLP ("Arthur Andersen") as the Company's certifying independent public accountants for the fiscal year ended December 31, 2000 and for the fiscal year ended December 31, 2001. Representatives of Arthur Andersen will be present at the 2001 annual meeting and will have an opportunity to make a statement and be available to respond to questions.

The report of E&Y for the fiscal years ended December 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion and was not otherwise qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 1999 and 1998, and in the subsequent interim periods, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to such matter in connection with its report. In addition, during the two most recent fiscal years and through the date of E&Y's dismissal, there have been no "reportable events" as defined in Regulation S-K Item 304(a)(1)(v).

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees. The aggregate fees billed by Arthur Andersen for the audit of the Company's consolidated financial statements for the year ended December 31, 2000 were $493,000. The Company paid approximately $98,000 to E&Y for the reviews of the quarterly consolidated financial statements included in the Company's Forms 10-Q during the year ended December 31, 2000.

Financial Information Systems Design and Implementation Fees. During 2000, the Company paid Arthur Andersen approximately $35,000 for financial information systems design and implementation services.

All Other Fees. During 2000, aggregate fees billed by Arthur Andersen for services rendered to the Company other than those services described above, were approximately $835,000 and were primarily related to litigation support services. During 2000, aggregate fees billed by E&Y, for services rendered to the Company other than those services described above, were approximately $478,000 and were primarily related to litigation support services and to audits of certain of the Company's subsidiaries and contracts.

The Audit Committee has concluded that the provision of the foregoing non-audit services is compatible with maintaining the independence of Arthur Andersen and has concluded that there is no incompatibility.

                          THE AUDIT COMMITTEE'S REPORT

The Audit Committee operates pursuant to a Charter that was adopted by the Board of Directors on October 13, 1999, a copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee is comprised of four non-employee directors. The Board of Directors has determined that each Audit Committee member is independent as defined by New York Stock Exchange listing standards. In 2000, the Audit Committee met 6 times. During its meetings, the Audit Committee met with senior members of the Company's financial team, the Vice President of Internal Audit Services, the Chief Compliance Officer and the independent public accountants. The Audit Committee's agenda is established by its Chairman and the Vice President of Internal Audit Services. The Audit Committee also conducted private sessions with the Company's independent public accountants for purposes of engaging in candid discussions of financial management, accounting and internal control issues.

Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's role is to assist the Board of Directors in fulfilling its responsibilities for the Company's accounting and financial reporting practices, and to provide a channel of communication between the Board of Directors and the Company's independent public accountants, and internal audit and compliance staff. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2000 with management, the internal auditors and Arthur Andersen. The Audit Committee also discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Company's independent public accountants provided to the Audit Committee the written report required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee evaluated their independence from the Company. In making this evaluation, the Audit Committee considered whether the provision of information technology services or other non-audit services provided by Arthur Andersen and E&Y is compatible with maintaining each such auditor's independence and the amount of fees paid for audit and non-audit services.

Based on its reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC.

                                          AUDIT COMMITTEE

                                          Roger L. Headrick, Chairman
                                          Kristen E. Gibney
                                          Michael D. Martin
                                          Ted H. McCourtney

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the acquisition of Mullikin Medical Enterprises, L.P. ("MME") in November 1995, the Company and Mr. McDonald entered into a Termination Agreement and a Consulting Agreement. The Termination Agreement provided for certain payments and other benefits, including a lump sum payment of $796,000, continuation of certain fringe benefits and perquisites for 36 months, certain other payments from the Company, a trust set up by the Company to fund the remainder of MME's pension obligations to Mr. McDonald, and payment of all health and medical care (including prescriptions) for Mr. McDonald for the remainder of his life through a Company-sponsored health insurance plan. Under the Consulting

Agreement, which terminated in November 2000, Mr. McDonald received consulting fees of $2,230,000 to be paid over the term of the agreement, with an initial payment of $669,000 made on November 29, 1995 and equal payments of $390,250 made on each anniversary thereof. Mr. McDonald was also provided certain other benefits. Pursuant to the Consulting Agreement, Mr. McDonald received $390,250 in 2000.

In connection with the acquisition of Caremark International Inc. in September 1996, the employment of Mr. Piccolo, now a director of the Company, was terminated, entitling him to severance payments of $2,805,426 and certain other benefits provided in his severance agreement. The Company and Mr. Piccolo also entered into a consulting agreement (the "Piccolo Agreement"). The term of the Piccolo Agreement is ten years, unless terminated sooner. Over the course of such ten-year period, Mr. Piccolo will be paid consulting fees totaling approximately $5.4 million. The "gross up" provisions of his severance agreement also apply to payments made pursuant to the Piccolo Agreement in the event such consulting payments are determined to be "excess parachute" payments. Mr. Piccolo or his spouse will be eligible to participate in all health and medical employee benefit plans and programs available, from time to time, to employees of the Company until he reaches the age of 65. After age 65, Mr. Piccolo and his spouse will be provided with a prescription drug program comparable to that provided to the Company's employees through the Company's prescription drug benefit program. Mr. Piccolo will be provided with an adequate office and secretarial support, as well as reimbursement of reasonable expenses, and will be subject to certain non-compete and confidentiality restrictions.

The Company agreed in Mr. Crawford's employment agreement to purchase his personal residence in Atlanta, Georgia to facilitate his relocation to Birmingham, Alabama following his employment by the Company in March 1998. Mr. Crawford did not implement this provision of his employment agreement, and the Company did not acquire his former Atlanta residence. In 2000, the Compensation Committee agreed instead to purchase Mr. Crawford's initial Birmingham residence in connection with his move to another Birmingham residence. After receiving appraisals from two independent residential appraisal firms, the Company agreed to purchase Mr. Crawford's personal residence for $1,095,000. The Company intends to sell the residence and retain the proceeds.

Mr. Diamond is the Chief Executive Officer of BSMG Worldwide. On March 8, 2001, the Company retained The Financial Relations Board, a division of BSMG Worldwide ("FRB"), to advise the Company on investor relations policies and procedures and on communications to shareholders, investment professionals, the investing public and the financial press. The Company will pay FRB an advance monthly fee of $10,000 and for actual time spent by FRB on behalf of the Company which exceeds the monthly fee, and will reimburse FRB for reasonable out-of-pocket expenses. The term of the agreement is nine months, after which time it may be terminated by either party upon 90-days written notice.

Mr. Brown is the Chairman of the Firm for Broad and Cassell, a law firm which the Company retained during 2000.

                         STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative stockholder return on the Company's common stock with the cumulative return on the Standard & Poor's Health Care 500 Index and the Standard & Poor's 500 Stock Index for the periods indicated. Also reflected on the graph below is the cumulative stockholder return on the Company's common stock compared to the indices which were used in last year's proxy statement. Last year, the Company's pharmacy benefit management peer group ("PBM") consisted of MIM Corporation (1), Advance PCS (2) and Express Scripts, Inc. The Company's therapeutic services peer group ("TS") consisted of Priority Healthcare Corporation (3) and Accredo Health, Inc. (4). The Company believes that the Standard & Poor's Health Care 500 Index provides a better representation of its competitors than the self-constructed peer group indices which the Company previously used. The total return is based on a $100 investment on February 28, 1995.

                           TOTAL SHAREHOLDER RETURNS

                                CAREMARK RX, INC.     S&P 500 INDEX      HEALTH CARE-500           PBM                 TS
                                -----------------     -------------      ---------------           ---                 --
Dec-95                               $  100                 100                 100                 100                 100
Dec-96                               $62.88              122.96              120.75               78.38              100.00
Dec-97                               $67.80              163.98              173.54              119.12              100.62
Dec-98                               $15.91              210.85              250.28              207.06              191.83
Dec-99                               $15.34              255.21              229.65              207.06              209.49
Dec-00                               $41.10              231.98              312.21              349.71              553.00

---------------

(1) MIM Corporation began trading on August 15, 1996. It is included in the graph at $12.50 per share, its initial public offering price, for dates prior to its initial public offering.
(2) AdvancePCS began trading on October 9, 1996. It is included in the graph at $4.50 per share, its initial public offering price, for dates prior to its initial public offering.
(3) Priority Healthcare Corporation began trading on October 24, 1997. It is included in the graph at $5.50 per share, its initial public offering price, for dates prior to its initial public offering.
(4) Accredo Health, Inc. began trading on April 16, 1999. It is included in the graph at $8.47 per share, its initial public offering price, for dates prior to its initial public offering.

The preceding Stock Price Performance Graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

                             ADDITIONAL INFORMATION

MAKING PROPOSALS FOR THE 2002 ANNUAL MEETING

Stockholders interested in presenting a proposal for inclusion in the Company's proxy statement and proxy relating to the Company's 2002 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's bylaws. To be eligible for inclusion in next year's proxy statement, stockholder proposals must be received by the Company's Corporate Secretary no later than December 18, 2001. In general, any stockholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be submitted in writing to the principal executive offices of the Company, no later than February 2, 2002. However, if the date of the 2002 annual meeting is before April 30, 2002, then a stockholder will be able to submit a proposal for consideration no later than the close of business on the 90th day prior to such annual meeting unless less than 60 days notice of the date of the meeting is given, in which case the stockholder must submit a proposal no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or public disclosure was made. Any notification to bring any proposal before the 2002 annual meeting of the stockholders must comply with the requirements of the Company's bylaws. You may obtain a copy of the relevant bylaws provision by contacting the Company's Corporate Secretary.

PROXY SOLICITATION COSTS

The accompanying proxy is solicited by the Board of Directors for use at the annual meeting of stockholders. The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company has retained ChaseMellon Stockholder Services, L.L.C., 450 West 33rd Street, 14th Floor, New York, New York 10001, to aid in solicitation. For these services the Company will pay ChaseMellon Stockholder Services, L.L.C. a fee of $12,000 and reimburse it for certain out-of-pocket expenses. Additional solicitation may be made by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means by the officers or regular employees of the Company, who will receive no additional compensation. The Company expects to reimburse brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in forwarding solicitation material to the beneficial owners of stock.

ANNUAL REPORT ON FORM 10-K

The Company is providing to each stockholder as of the record date a copy of the Company's Annual Report on Form 10-K concurrently with this Proxy Statement, including the financial statements and financial statement schedules, as filed with the SEC, except exhibits thereto. The Company will provide copies of the exhibits upon request by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies to such exhibits should be mailed to Caremark Rx, Inc., 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244, Attention: Corporate Secretary.

                                          By Order of the Board of Directors:

                                          /s/ SARA J. FINLEY
                                          Sara J. Finley
                                          Corporate Secretary

Birmingham, Alabama
April 18, 2001

                                                                       EXHIBIT A

                           CHARTER AND POWERS OF THE
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                               CAREMARK RX, INC.

BE IT RESOLVED, that there shall be designated an Audit Committee of the Board of Directors (the "Board") of Caremark Rx, Inc. (together with its subsidiaries and affiliates, the "Company") consisting solely of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities for the Company's accounting and financial reporting practices and provide a channel of communication between the Board of Directors and the Company's independent accountants and internal audit staff. To accomplish the above purposes, the charter and powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall be:

          Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

          Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and

          Overseeing that management has established and maintained processes to assure compliance by the Company with applicable laws, regulations and Company policy;

BE IT FURTHER RESOLVED, that the Audit Committee shall have the following responsibilities and duties:

          (a) Holding regular quarterly meetings, or more frequently as circumstances dictate, and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the Company's independent accountants or internal audit staff;

          (b) Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants; reviewing any relationships between the Company and the independent accountants that could affect their independence; and reviewing the range and cost of audit and non-audit services performed by the independent accountants;

          (c) Reviewing the performance of and assuring objectivity of the internal audit staff, including activities relating to compliance and ethics;

          (d) Conferring with the independent accountants and the internal audit staff concerning the scope of their examinations of the books and records of the Company; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal audit charter and annual audit plans; directing the special attention of the independent accountants or internal audit staff to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the independent accountants and internal audit staff to perform such supplemental reviews or audits as the Committee may deem desirable;

          (e) Reviewing with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings;

          (f) Reviewing the Company's unaudited quarterly financial statements and results of the independent accountants' reviews rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof;

          (g) Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof;

          (h) Obtaining from the independent accountants their recommendations regarding the adequacy of internal controls and other matters relating to the accounting procedures and the books and records of the Company and reviewing the correction of controls deemed to be deficient; obtaining from the internal audit staff any related significant findings or difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

          (i) Provide an open avenue of communication among the independent accountants, internal audit staff and Board of Directors; reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee; maintaining minutes or other records of meetings and activities of the Audit Committee; and reviewing the charter and powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

          (j) Reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's Code of Conduct and the results of violations of such Code; reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts; and reviewing the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions;

          (k) Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities; the Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

          (l) Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

                        (PRINTED ON RECYCLED PAPER LOGO)

                               CAREMARK RX, INC.

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                         STOCKHOLDERS ON MAY 31, 2001.

         The undersigned hereby appoints Edwin M. Crawford and Sara J. Finley,
P and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Caremark Rx, Inc., which the undersigned would be entitled to
R vote if personally present at the Annual Meeting of Stockholders to be held on Thursday, May 31, 2001, 9:00 a.m., Central Time, at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, and at any adjournment
O thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the
X meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement, as follows, and otherwise in their discretion upon such
Y other business as may properly come before the meeting or any adjournment thereof.

         THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.


                                                      Change of Address:

                                                      --------------------------

                                                      --------------------------

                                                      --------------------------

                                                                     SEE REVERSE
           (continued and to be dated and signed on the other sided)     SIDE
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

    PLEASE MARK YOUR
[X] VOTES AS IN THIS                                                        8945
    EXAMPLE.

--------------------------------------------------------------------
THE BOARD RECOMMENDS A VOTE FOR ELECTION OF THE FOLLOWING DIRECTORS.
--------------------------------------------------------------------
  1. Election of          FOR             WITHHOLD FOR ALL
     Directors                                                                  Discontinue Annual             Will Attend
                                                                              Report Mailing for this            Annual
  TO WITHHOLD AUTHORITY TO VOTE FOR A PARTICULAR NOMINEE, MARK "FOR"                  Account                    Meeting
  AND WRITE THE NOMINEE'S NUMBER ON THE LINE BELOW.

                                          01 Edwin M. Banks                                      Change of Address
                                          02 Colleen Conway-Welch                               Complete section on
                                          03 Roger L. Headrick                                      reverse side
  -------------------------------
--------------------------------------------------------------------



                                                                   Please date, sign exactly as your name appears on your stock certificate and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person. If shares are held jointly, each stockholder must sign. This proxy, if properly executed and delivered, will revoke previous proxies.


                                                                   -----------------------------------------------------------------


                                                                   -----------------------------------------------------------------
                                                                      SIGNATURE(S)                               DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                     - FOLD AND DETACH HERE -







                               CAREMARK RX, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31, 2001
                                   9:00 A.M.
                               THE WYNFREY HOTEL
                            1000 RIVERCHASE GALLERIA
                              BIRMINGHAM, ALABAMA
                         VOTE BY TELEPHONE OR INTERNET
                            QUICK - EASY - IMMEDIATE

Caremark Rx, Inc. encourages you to take advantage of two new cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 12:00 MIDNIGHT EASTERN TIME ON MAY 30, 2001.

Your telephone or Internet vote authorizes the proxies named on the proxy card below to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY TELEPHONE ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE (1-877-779-8683)
                  FROM THE U.S. AND CANADA OR DIAL 1-201-536-8073 FROM OTHER
                  COUNTRIES. THERE IS NO CHARGE FOR THIS CALL.
                  You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.
                  OR
VOTE BY INTERNET  POINT YOUR BROWSER TO THE WEB ADDRESS:
                  http://www.eproxyvote.com/cmx
                  Click on the "Proceed" button. You will be asked to enter the
                  Voter Control Number located in the box just below the
                  perforation on the proxy card, then follow the instructions.
                  If you would like to receive Caremark Rx, Inc. annual meeting materials online in the future, please access the Consent Site from the web address above, or go to the Consent Site directly at http://www.econsent.com/cmx.
                  OR
VOTE BY MAIL      MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE
                  POSTAGE-PAID ENVELOPE. IF YOU ARE VOTING BY TELEPHONE OR THE
                  INTERNET, PLEASE DO NOT MAIL YOUR PROXY.